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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

VPP GAS, Inc.

2436 North Federal Highway

Lighthouse Point, FL 33064

Telephone: 877-436-8739

1311 42-2347426

(Primary Standard Industrial (I.R.S. Employer Identification
Classification Code Number) Number)

VPP GAS, Inc.

Maximum offering of $19,999,999 consisting of Common Stock [19,999,999 shares]

VPP GAS, Inc. ("VPP GAS" or the "Company") is offering a maximum amount of $19,999,999 of
Common Stock ("Stock" or "Shares") on a "no minimum/best efforts" basis (the "Offering"). The
Offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the Securities and Exchange Commission ("SEC") (which date may be extended for an additional
90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of 19,999,999 shares of common stock at the price of $1.00 per share for a total offering amount of up to $19,999,999. The Company intends to file ongoing "current information" as that term is defined under the Securities Act of 1933, and will comply with the ongoing notice and reporting obligations applicable to Tier 1 Regulation A issuers. The Company intends to engage a registered broker-dealer to act as underwriter for this Offering. As of the date of this Offering Circular, no broker-dealer has been engaged. Upon engagement and successful capital raise, customary underwriting commissions are anticipated to be paid to such broker-dealer, currently estimated at approximately $1,999,999 in the aggregate if the maximum offering amount is sold, resulting in net proceeds to the Company of approximately $18,000,000 before other offering expenses. This is a Tier 1 Regulation A offering.

VPP GAS, Inc.'s mission is to acquire discounted volumetric production payment ("VPP") interests in natural gas assets and to structure those interests into standardized, financeable cash flow streams. The

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Company sources VPP interests from producers seeking upfront liquidity, purchasing defined volumes of
future natural gas production at negotiated discounts to prevailing or forward market prices. By acquiring natural gas at a discounted purchase price and reselling that gas at a price higher than the Company initially paid for it, the Company seeks to capture the spread between acquisition cost and contracted value, creating predictable cash flow streams that can be deployed, financed, or integrated into downstream energy or infrastructure applications.

VPP GAS, Inc. was incorporated in the State of Florida in May 2026. Our principal executive offices are located at 2436 North Federal Highway, Lighthouse Point, FL 33064.

This Offering is being conducted on a "best efforts" basis, with no minimum.

Price to public Anticipated Proceeds to Proceeds to Underwriting Issuer other persons discount or commissions
(See Footnotes)

Per Share/Unit $ 1.00 $ 0.10 $ 0.90 $ 0

Total Minimum $ 0 $ 0 $ 0 $ 0

Total Maximum $ 19,999,999 $ 1,999,999 $ 18,000,000 $ 0

Footnotes to table:

* The Company intends to engage one or more registered broker-dealers to act as underwriter for this Offering on a "best efforts" basis. As of the date of this Offering Circular, no broker-dealer has been engaged. Upon engagement and successful capital raise, the Company anticipates paying customary underwriting commissions to the broker-dealer, currently estimated at approximately $0.10 per Share, or approximately $1,999,999 in the aggregate if the maximum offering amount is sold. This Offering is not being conducted by the Company's officers or directors, and no portion of the proceeds raised in this Offering will be paid to officers or directors as sales commissions on capital raised. Separately, and as further described under "Use of Proceeds," in certain cases and in order to preserve cash for acquisition activities, the
Company may elect to compensate officers and operators with shares of Common Stock issued pursuant to this qualified Offering in lieu of cash payments, at the public Offering price. Any such shares shall be included within the total number of shares qualified under this Offering. Such share-based compensation is not a sales commission on capital raised in this Offering.

* If the Offering is consummated and all Shares offered hereby are sold, the gross proceeds from the sale of those Shares would be $19,999,999. After payment of anticipated underwriting commissions of approximately $1,999,999 to the registered broker-dealer engaged as underwriter, net proceeds to the Company are expected to be approximately $18,000,000, before other offering expenses. The Company can provide no assurances as to the total number of Shares that may be sold or the amount of expenses that may be paid.

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For further information about the Stock being sold in this Offering please see the section named The
Offering on page 3 below and the section named Terms of the Offering on page 10 below.

This Offering is made pursuant to Tier 1 of Regulation A+ of the Securities Act of 1933.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this
Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE "RISK FACTORS" ON PAGES 3 THROUGH 6 BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proceeds from the Offering shall be released to the Company when received and no escrow shall be created for this offering. The Company will pay all of the expenses of the Offering.

THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT
DESCRIBED IN PART II OF SEC FORM 1-A.

Once a subscriber's subscription agreement has been received by the Company, it may not be revoked. All proceeds from the sale will be immediately provided to the Company.

ALL FUNDS SHALL BE RELEASED TO THE COMPANY AS THIS OFFERING IS SOLD. NO MINIMUM AMOUNT MUST BE RAISED BEFORE THE OFFERING IS CLOSED. THE
PRINCIPAL PURPOSE OF THIS OFFERING IS TO FUND GAS VPP'S ACQUISITION OF VOLUMETRIC PRODUCTION PAYMENT INTERESTS.

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Possible subscribers should only rely on the information contained in this
Offering Circular when
making a decision to purchase the Shares. No one else is authorized to provide possible subscribers with different information. The Company is not offering to sell nor soliciting an offer to buy the
Shares in any state or to any person where the offer or solicitation is prohibited.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS
OFFERING CIRCULAR AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN ATTORNEY, BUSINESS ADVISER AND TAX ADVISER AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS
CONCERNING THE SHARES.

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ITEM 2. TABLE OF CONTENTS

SUMMARY 1

REGULATION A+ 2

THE OFFERING 2

RISK FACTORS 3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 6

DILUTION 6

PLAN OF DISTRIBUTION 7

USE OF PROCEEDS 7

TERMS OF THE OFFERING 7

BUSINESS 8

DESCRIPTION OF PROPERTY 9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION 9
AND RESULTS OF OPERATIONS

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES 11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS 12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY 13
HOLDERS

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 13

SECURITIES BEING OFFERED 13

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS 14

ADDITIONAL INFORMATION 15

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This summary highlights information contained elsewhere in this Offering
Circular and is qualified in its
entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the "Risk Factors" section, our unaudited historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering
Circular. Unless the context requires otherwise, references in this Offering Circular to "the Company,"
"we," "us" and "our" refer to VPP GAS, Inc.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in Shares.
You should carefully read this entire offering circular, including the information under the heading "Risk
Factors" and all information included in this offering circular.

Issuer.

VPP GAS, Inc. was incorporated in the State of Florida in May 2026. Our principal executive offices are located at 2436 North Federal Highway, Lighthouse Point, FL 33064.

As of the date of this Offering Circular, we anticipate acquiring an initial group of cash flowing volumetric production payment ("VPP") interests sourced from natural gas producers pursuant to the
Letter of Intent attached in exhibit A for the acquisition of 100 VPP interests (estimated $7.6 million in
VPP Purchases) from Cryptotherm from this offering plus an anticipated 1000 units (estimated $76 million in VPP Purchases). Based on information provided by sellers and subject to third party review, expected unit-level annual cash flow has generally fallen within a broad range. For illustration only, initial VPP interests reviewed to date have shown projected annual cash flow in a range of approximately
$40,000 to $200,000 per VPP interest, although actual results may be higher or lower and there can be no assurance that any VPP interest will achieve similar outcomes.

To execute our near-term acquisition pipeline, we expect total capital requirements to be on the order of one hundred million dollars, with the ultimate amount depending on the number of eligible VPP interests we elect to acquire, market conditions, natural gas pricing, and the pace of deployments. The timing and sequence of acquisitions will depend on the availability of financing, acceptable purchase terms, and satisfactory completion of our diligence.

We intend to enter framework arrangements with independent producers and originators that own and operate natural gas wells suitable for VPP structuring. Subject to definitive agreements, we intend to acquire VPP interests that have demonstrated production over a proof period and that meet our return thresholds. Purchase prices are expected to be based primarily on a discount to the net present value of expected future natural gas cash flows following third party reserve and production review, though actual terms may vary by transaction.

VPP volume profiles, contract durations, and counterparty mixes may change as we evaluate opportunities and as market conditions evolve. We may select among different counterparties, adjust

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contracted volumes, or modify deployment timing to optimize returns. Additional details regarding our
business model and acquisition process are provided under "Business" and "Management's Discussion and Analysis," and our expected allocation of proceeds is described under "Use of Proceeds."

As of the date of this Offering Circular, the Company has discussions with developers in the United
States to supply gas to 800 data processing trailers and 1000 data processing trailers in Canada relating to the potential downstream sale or monetization of certain VPP interests. Any such transactions remain subject to due diligence, financing availability, reserve review, and negotiation of definitive agreements.
These transactions provide an anticipated economic margin between the VPP purchase Price and Sell price which may be changed in subsequent definitive documentation. The Company expects to identify and pursue qualified counterparties following qualification of this Offering, and the availability of capital from the Offering, which will both allow for the purchase of VPP interests and the subsequent long-term sale and estimated profitability from the sale of associated VPP interests purchased pursuant to the funds from this offering.

The Company is a privately held Florida corporation conducting this Offering pursuant to Tier 1 of
Regulation A under the Securities Act of 1933, as amended. The Company is not a reporting company under the Securities Exchange Act of 1934, as amended. The Company will comply with all applicable rules and regulations of the SEC and applicable state securities authorities, including any ongoing reporting or filing obligations imposed on Tier 1 issuers under Regulation A or by the states in which the Company qualifies the Offering.

The Company is offering Common Stock in a Regulation A offering for a period of 12 months, with an option to extend the offering by an additional 90 days at the Company's discretion. The offering will remain open until the earlier of (i) the sale of the maximum number of shares offered, or (ii) the expiration of the offering period, including any extension.

REGULATION A+

We are offering our Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart
Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as
"Regulation A+." We are relying upon "Tier 1" of Regulation A+, which allows us to offer up to $20 million in a 12-month period.

In addition to qualifying a Regulation A offering with the SEC, we must register or qualify the Tier 1 offering in any state in which we seek to offer or sell securities pursuant to Regulation A.

THE OFFERING

Common Stock We are offering 19,999,999 shares of Common Stock at $1.00 per share.

Use of Proceeds We estimate that the gross proceeds from this Offering will be approximately
$19,999,999 if all Shares are sold. After payment of anticipated underwriting commissions of approximately $1,999,999 to the registered broker-dealer engaged as underwriter, net proceeds to the Company are expected to be approximately $18,000,000, before other offering expenses as disclosed herein. We plan to use the majority of the proceeds from this offering to fund

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the acquisition of volumetric production payment interests and to support key
VPP GAS projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital.

Liquidity: This is a Tier 1, Regulation A offering. The offered securities will not be listed on any securities exchange upon qualification, and VPP GAS, Inc. is a privately held company. There is no public trading market for the Shares, and there can be no assurance that any such market will develop. The Shares will be highly illiquid and investors should be prepared to hold the Shares indefinitely.

Risk Factors: An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under "Risk Factors" in this offering circular before making an investment decision. This document does not contain all the risks involved in investing in the company. All risks should be considered before further action.

RISK FACTORS

This offering is being made pursuant to Regulation A under the Securities Act of 1933, as amended. This offering is not registered under the Securities Act, nor is it required to be. Potential investors should carefully read this offering circular before making any investment decision. The securities described herein are not FDIC-insured, and investors should be prepared to lose their entire investment.

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small companies are often risky.
Small early-stage companies may depend heavily on a single customer, supplier, or key employee whose departure would seriously damage the company's profitability. Demand for the Company's products and services may be seasonal, cyclical, or tied to broader economic conditions, including natural gas prices and overall energy market dynamics. The Company may also face intense competition from larger, better-capitalized enterprises that can negotiate better terms with producers, achieve scale economies, and fund larger origination initiatives. In addition, as a privately held company, our shares will be illiquid and there will be no established trading market, which may compound business risks by limiting our ability to access capital markets on favorable terms. Furthermore, we could face risks from lawsuits, evolving governmental regulations, compliance obligations, and other potential impediments to growth.

The Company has limited operating history.
The Company is a recently incorporated entity with no operating history. We are still in the early stages of executing our business plan, and there can be no assurance that we will ever operate profitably. The

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likelihood of success should be considered in light of the problems, expenses, difficulties, complications,
and delays commonly faced by companies with no operating history, as well as the risks inherent in launching a new business in the structured energy finance sector.

As an early-stage company with limited resources, we face challenges in establishing internal controls, financial reporting infrastructure, and compliance processes appropriate for a Regulation A issuer. Any failure to timely meet ongoing reporting obligations or maintain adequate internal controls could harm investor confidence and our ability to raise additional capital.

We are in a development stage and may be adversely affected by the business and regulatory challenges of our sector.
We are a privately held, early-stage company in the initial stages of executing our business plan.

The Company has limited capitalization and working capital, making us highly dependent on raising additional funds to grow and expand our operations. Our ability to move forward with our objectives, including the acquisition and structuring of volumetric production payment interests in natural gas assets, depends on the success of this and other capital offerings. If we are unable to secure sufficient working capital, we may be forced to delay or abandon portions of our business plan, including the deployment of capital into VPP interests. We also face ongoing costs of regulatory compliance and reporting, which further strain limited capital resources. Any failure to raise adequate funding or manage compliance obligations could materially harm our financial condition, operations, and prospects.

The Company may need additional capital, which may not be available.
We expect to require additional capital to pursue our business objectives and fund ongoing operations.
Market conditions, investor sentiment toward early-stage private companies, and our financial condition at the time we seek additional funding may prevent us from obtaining the necessary capital on favorable terms, or at all. If we are unable to secure adequate financing, we may be unable to repay obligations when due, or may be forced to significantly delay or scale back our development, acquisitions, and expansion efforts. Even if we are able to raise capital, it may be on unfavorable terms, including the issuance of securities at prices that could cause substantial dilution to existing stockholders or through debt instruments with restrictive covenants. There is no assurance that additional financing will be available when needed, or on acceptable terms. If adequate funds are not available, we may be forced to curtail or cease certain operations, which could materially and adversely affect our business and results of operations.

The issuance of additional equity securities in this offering and in the future will dilute the ownership of existing stockholders.
We are conducting this offering by issuing additional shares of our common stock. The issuance of new shares will dilute the percentage ownership of existing stockholders and may adversely affect the market price of our common stock. Future issuances of equity securities, whether in subsequent Regulation A offerings, private placements, or other transactions, will further dilute the ownership interests of existing investors.

Because we are raising capital primarily through the issuance of equity, investors should expect that their ownership percentage may be diluted over time. This dilution could be substantial and may occur at a time or at prices that are unfavorable to existing stockholders.

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We are dependent on the sale of our securities to fund our operations and will remain so until we
generate sufficient revenues to pay for our operating costs:
Our operating activities are not yet self-sustaining, and we will continue to rely on proceeds from the sale of our securities to finance operations unless and until we generate sufficient revenues to cover ongoing expenses. While our officers and directors may choose to provide support in the future, they have made no commitments to supply liquidity in the form of cash advances, loans, or guarantees.

There is no assurance that we will be able to sell enough securities to meet our operating and capital requirements. If we cannot generate sufficient funds from equity sales or revenues, we may be forced to curtail or cease operations. No known alternative sources of funding are available in the event we are unable to raise sufficient capital from this offering or future offerings.

The Company's management has broad discretion in how the Company uses the net proceeds of an offering.
We intend to use proceeds from this offering for general corporate purposes, including VPP acquisitions, working capital, and operational expenses. However, our management has broad discretion in determining the specific allocation of net proceeds, and investors will have limited ability to influence how funds are deployed.

There can be no assurance that management's application of the offering proceeds will produce positive returns or achieve our stated business objectives. If the proceeds are not applied effectively, our business, financial condition, and results of operations could be adversely affected.

The Company may not be able to manage its potential growth.
Our business plan contemplates significant expansion through the acquisition and management of multiple VPP interests across diverse natural gas counterparties. There can be no assurance that we will achieve this expansion or that we will be able to manage it effectively if achieved. Rapid growth, if it occurs, could place a substantial strain on our management, financial resources, internal controls, and operational infrastructure. To support any material increase in operations, we will need to implement additional systems, procedures, and controls, and expand our finance, administrative, and operations staff.
We must also maintain adequate internal controls and timely SEC reporting under Regulation A, which may further burden limited resources. If our personnel, systems, or processes are inadequate to support future operations, our business, financial condition, and results of operations could be materially and adversely affected.

The Company faces significant competition in the natural gas and structured energy finance industry.
We compete with both public and private companies engaged in the acquisition of natural gas reserves, production payments, and similar structured energy interests, many of which have greater financial resources, longer operating histories, more sophisticated reserve evaluation capabilities, or established relationships with producers. Some competitors may also benefit from economies of scale, preferential access to deal flow, lower cost of capital, or established investor bases that provide them with more reliable access to financing. If the market favors these competitors, we may experience reduced profitability, difficulty acquiring new VPP interests at attractive discounts, or challenges attracting investment. The competitive environment in the structured energy finance industry could adversely affect our ability to execute our business plan, raise additional capital, and continue operations.

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The Company relies on producer counterparties and related entities for the sourcing and performance
of VPP interests.
Our business model depends heavily on third-party natural gas producers and originators to source, deliver, and perform under VPP contracts. If any of these counterparties encounter financial difficulties, operational setbacks, well decline issues, regulatory restrictions, or fail to fulfill their contractual obligations to deliver contracted gas volumes, our cash flows could be severely disrupted. Producer bankruptcies, mechanical failures, midstream constraints, lower than expected reserves, or non-performance could materially and adversely affect our ability to generate revenues as planned. Any failure by our counterparties may also negatively impact our reputation with investors and our ability to raise capital, compounding the operational risks associated with reliance on third parties. Although VPPs are typically structured as real property interests in the underlying production, the recovery of value in a producer default may still be subject to delays, costs, and uncertainty.

The Company's operations are subject to the risks inherent in the establishment of a new business enterprise.
We are a recently incorporated entity, and our VPP origination operations are in the planning and early development stage. As a result, we face many of the same risks encountered by new business enterprises, including the need to secure sufficient capital, effectively implement our business plan, and achieve targeted revenues. Any setbacks in execution, such as delays in closing VPP transactions, weaker than expected production performance, or unfavorable natural gas prices, could materially affect our ability to grow and sustain our business. The risks of establishing and scaling a new line of business as a privately held early-stage company may be magnified by limited financial resources.

The Company's growth relies on producer acceptance of our VPP structures and on natural gas market conditions.
Our business strategy depends on the successful sourcing and structuring of VPP interests purchased at attractive discounts from natural gas producers. While we believe there is demand from producers seeking upfront liquidity, there is no assurance of broad market acceptance of our specific structuring approach. If potential producer counterparties or investors do not embrace our model, or if competitors offer more attractive or lower-cost alternatives, our financial performance could suffer. In addition, the profitability of our VPP portfolio is highly sensitive to natural gas prices and to forward curve dynamics. Prolonged declines in natural gas prices, sustained backwardation in forward curves, increases in basis differentials at delivery points, or unexpected changes in transportation costs could materially reduce the economic value of our VPP interests. If either market acceptance of our structures or natural gas prices fall below expectations, we may be unable to achieve our growth objectives, and our business and financial results could be adversely affected.

Our business model is dependent on the performance and economics of the VPP interests we acquire.
Our revenues and financial performance depend heavily on the performance of the natural gas wells and reservoirs underlying our VPP interests, and on the prices at which we are able to monetize the contracted volumes. If these wells do not produce as expected, or if natural gas prices decline, our results could be materially and adversely affected. Performance depends on multiple factors outside of our control, including reservoir behavior, production decline rates, mechanical reliability, midstream availability, regulatory limitations on production, weather, and seasonal demand. Pricing performance depends on
Henry Hub and regional benchmark prices, basis differentials, transportation costs, and overall energy

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market conditions. In addition, costs of capital, hedging, and operations may vary unexpectedly. Because
our business model relies on the successful acquisition, structuring, and monetization of VPP interests, any sustained failure in these areas could adversely impact our ability to continue as a going concern.

Our business depends heavily on our officers and directors.
Our future ability to execute our business plan depends upon the continued service of our President and
Secretary, Stephen H. Watkins, as well as other key members of our management team that we may add over time. The loss of his services could disrupt our operations and harm our prospects. Because of our limited management depth, the departure of any key personnel would place a significant strain on our business. We cannot assure that we will be able to retain or replace our key personnel on terms acceptable to the Company. Any leadership changes may negatively affect investor confidence and our ability to raise capital and execute our business plan.

Our officers and directors may have conflicts of interest.
Our ability to execute our business plan relies on the continued service of our officers and directors. Some of these individuals may have conflicts of interest arising from relationships with affiliated entities, outside business activities, or personal financial interests, including involvement in natural gas, energy finance, or related ventures. These conflicts could influence their decisions regarding matters such as related-party transactions, strategic partnerships, or the allocation of business opportunities. Because we are a smaller, privately held company with limited independent oversight, it may be difficult to identify, monitor, or mitigate all such conflicts. Any misalignment of interests between our officers, directors, and stockholders could adversely affect our business operations, financial condition, and results of operations.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.
Our success depends heavily on the continued contributions of our current management team. Each member of our management team is an at-will employee and may resign at any time with little or no notice. Because of our limited management depth, the departure of even one individual could disrupt our business. We may also need to hire additional personnel to manage anticipated growth, including reservoir engineers, energy traders, and structured finance professionals. Qualified executives and staff with experience in our sector are in high demand, and we may not be able to identify, attract, or retain the necessary talent on acceptable terms. Recruiting and retention challenges may also result in significant costs. The loss of key personnel or difficulty attracting new qualified personnel may negatively affect investor confidence, hinder our ability to raise capital, and impair our ability to execute our business plan.

Our management has broad discretion and authority to manage the business and modify policies and strategies without prior notice or stockholder approval.
Our management has broad discretion to determine and change our operating policies, strategies, and capital allocation decisions without prior notice or stockholder approval, except where stockholder approval is expressly required by law or regulation. Investors will therefore have limited ability to influence how our business is managed or how the proceeds of this offering are used. We cannot predict the impact any future changes in operating policies or strategic direction may have on our business model, operating results, or stock price. These decisions, while intended to benefit the Company, could nevertheless have a material adverse effect on our business and on the returns to investors.

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Our VPP interests vary in size, structure, and performance, which creates variability in unit
economics.
The VPP interests we acquire are not uniform in volume, duration, pricing structure, or underlying reservoir characteristics. As a result, each VPP interest may have different levels of expected cash flow, decline behavior, and overall profitability. This means there are no standardized economics that apply equally across all of our VPP interests.

Although we structure acquisitions based on a discount to the net present value of expected future cash flows, actual performance may vary significantly from estimated results due to changes in natural gas prices, reservoir performance, basis differentials, transportation costs, or counterparty operating efficiency. Variability in VPP size and performance may make it difficult for investors to assess our overall economics and may result in returns that differ materially from expectations.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social, political, and regulatory conditions.
We are subject to laws and regulations at the local, state, and federal levels, as well as evolving regulation of energy production, methane emissions, and structured energy transactions. These laws and their interpretation may change from time to time, and new regulations could be introduced that adversely affect our operations or increase compliance costs. Any such changes could materially impact our business model, profitability, and ability to raise capital. In addition, broader global economic, social, and political instability may negatively impact natural gas demand, energy prices, investor sentiment, and capital market conditions. As a privately held company, our operating results are also affected by the limited liquidity available to our investors and by overall investor perception of the energy sector. Factors that could negatively impact us include, but are not limited to:

* Changes in regulation of natural gas production, transportation, or structured energy transactions;

* Adverse political or social sentiment toward fossil fuels and natural gas development;

* Increases in transportation costs, basis differentials, or restrictions on natural gas pipeline capacity;

* Declines in natural gas prices or investor demand for energy-linked securities;

* Price competition from competitors with more favorable cost of capital or producer relationships.

Our ability to continue operations depends on successfully raising capital and generating revenue.
Because our operations are not yet self-sustaining, we depend on raising additional capital to fund our activities. If we cannot secure sufficient financing or generate adequate revenues, we may be forced to curtail or cease operations, and investors could lose their entire investment.

Our business could be materially harmed if we rely too heavily on a limited number of producers and/ or counterparty buyers of our VPP interests.
Our business could be materially harmed if we rely too heavily on a limited number of VPP producers and/or VPP buyers. The loss of, or disruption with, any single key relationship could adversely affect our operations and financial results.

Our business depends in part on our reputation with regulators, investors, and the public, and negative publicity could materially reduce market acceptance and investor confidence.

=== Page 14 ===

Our business depends in part on our reputation with regulators, investors, and the public. Negative publicity regarding natural gas production, methane emissions, energy market practices, or our business model could damage our reputation and materially reduce investor confidence, capital access, and market acceptance of our operations.

Our officers, directors, and significant stockholders may exert significant influence over corporate matters, which could reduce the ability of minority investors to affect decisions.
Our officers, directors, and significant stockholders may own or control a substantial portion of our outstanding shares. As a result, they may exert significant influence over matters requiring stockholder approval, including elections, mergers, acquisitions, and amendments to our governing documents. This concentration of ownership may reduce minority investors' ability to influence corporate matters and could delay or prevent a change in control of the Company.

The offering price of our shares has been determined by management and may not reflect the fair market value of the securities.
The offering price of our shares has been determined by management and does not necessarily reflect the fair market value of the securities. There is no assurance that the shares will trade at or above the offering price, or that investors will realize any return on their investment.

Our industry is subject to changes in market structure and technology, and failure to adapt in a timely and cost-effective manner could materially harm our operations.
Our industry is subject to ongoing change. Advances in production technology, shifts in natural gas pricing structures, changes in pipeline infrastructure, or growth in alternative energy sources could affect natural gas supply, demand, and pricing in ways that reduce the value of our VPP interests. If we fail to adapt our origination, structuring, or hedging approach in a timely and cost-effective manner, our business and financial results could be materially harmed.

RISKS RELATED TO THIS OFFERING

Risks Related to Organization and Structure under Tier 1 of Regulation A+.

There is no minimum capitalization required in this offering.
We cannot assure that all or a significant number of Shares will be sold in this offering. Investors' subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure you that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for
Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for
Shares later in the offering as subscriptions approach the maximum amount.

=== Page 15 ===

CAUTIONARY NOTE REGARDING FORWARD-LOOKING
STATEMENTS

We make forward-looking statements under the "Summary," "Risk Factors," "Business," "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and in other sections of this
Offering Circular. In some cases, you can identify these statements by forward-looking words such as
"may," "might," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or
"continue," and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under "Risk Factors."

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment.
New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

* our business' strategies and investment policies;

* our business' financing plans and the availability of capital;

* potential growth opportunities available to our business;

* the risks associated with potential acquisitions of VPP interests by us;

* the recruitment and retention of our officers and employees;

* our expected levels of compensation;

* the effects of competition on our business; and

* the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

=== Page 16 ===

DILUTION

There will be dilution to any existing third-party investors in the Company as a result of this offering.

Public investors who purchase shares of Common Stock in this Offering will pay a price of $1.00 per share. This price exceeds the effective cash cost paid by the existing shareholders for their shares.
Ubiquity Capital & Intellectual Property, LLC contributed $10,000 in cash to the Company for working capital and initial operating expenses, and Henderson Capital Holding Group, LLC received its shares as founder equity. The Company's founders allocated equity between Ubiquity Capital & Intellectual
Property, LLC and Henderson Capital Holding Group, LLC at 51% and 49%, respectively, prior to this
Offering.

As a result, new investors will experience an immediate dilution in the value of their investment when comparing the offering price to the pro forma net tangible book value per share after the offering. The dilution represents the difference between the public offering price per share and the pro forma net tangible book value per share after the offering.

PLAN OF DISTRIBUTION

General

The Company is hereby offering for sale (the "Offering") 19,999,999 shares of its common stock
("Shares") at a purchase price of $1.00 per share, for a total offering amount of up to $19,999,999.

Minimum Amount for Offering

There is no minimum number of Shares that must be sold. Upon the close of the Offering, the Company may accept subscriptions and add the subscription funds to the capital of the Company.

Minimum Amount Required to be Purchased by an Investor

The minimum number of Shares which must be purchased is $100,000, unless a lesser amount is approved for any investor by the Board of Directors of the Company in its discretion (for executive officers and for others where special circumstances are involved).

All of our Shares are being offered on a "best efforts" basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

USE OF PROCEEDS

We estimate that the net proceeds from this Offering will be up to approximately $18,000,000, assuming the maximum amount is sold and after payment of anticipated underwriting commissions of approximately $1,999,999 to the registered broker-dealer engaged as underwriter. We currently expect to allocate the net proceeds generally as follows, although actual allocations may vary based on the opportunities available at the time of use:

=== Page 17 ===

* 70 to 100 percent for the acquisition of VPP interests in natural gas assets that meet our return thresholds;

* 10 to 20 percent for working capital and operational compensation;

* 5 to 15 percent for transaction costs, reserve evaluation, structuring, and integration costs;

* The balance for general corporate purposes.

Management will have broad discretion in the application of proceeds and may reallocate funds among the foregoing categories or to other uses as conditions warrant. There is no minimum offering amount, and if less than the maximum is sold we will scale our plans accordingly.

The Company expects that between 10% and 20% of the net proceeds of this Offering may be used for working capital and operational expenses, including compensation of officers and operators who have provided services to the Company.

In certain cases, and in order to preserve cash for VPP acquisition activities, the Company may elect to compensate officers and operators with shares of Common Stock issued pursuant to this qualified
Offering in lieu of cash payments. Any such shares shall be included within the total number of shares qualified under this Offering and shall be issued at the public Offering price.

Such equity compensation is intended to align management with shareholders, preserve Offering proceeds for acquisition initiatives, and provide liquidity opportunities to long-serving officers who have not received cash compensation.

All equity issuances for services shall be approved by the Board of Directors and disclosed in subsequent filings as required.

Capital Requirements and Funding Approach

We expect our near term acquisition activities to require capital on the order of tens of millions of dollars, which may increase or decrease based on the number of eligible VPP interests we elect to acquire, market conditions, and the pace of closings. We may seek additional capital from time to time through equity, debt, or other financing arrangements, which could be pursued in parallel with or following this offering.

Acquisition Criteria and Pricing

We intend to acquire VPP interests sourced from natural gas producers seeking upfront liquidity. Each
VPP interest represents a defined volume of future natural gas production purchased at a negotiated discount to prevailing or forward market prices. Purchase prices are expected to be based primarily on a discount to the net present value of expected future cash flows as reviewed by independent third party reservoir engineers and evaluators, although terms may vary by transaction. There can be no assurance that any VPP interest will deliver expected volumes or prices following acquisition.

Illustrative Operating Profile

Based on information provided by sellers and subject to third party review, VPP interests that we have evaluated to date have exhibited a wide range of expected financial outcomes. For illustration only, certain VPP interests have reflected projected annual cash flow within broad ranges that may vary meaningfully over time due to factors including natural gas prices, reservoir decline, basis differentials, transportation costs, and counterparty operational performance. Actual results for any acquired VPP

=== Page 18 ===

interest may differ materially and there can be no assurance that future performance will resemble any historical or projected indications.

VPP Structure, Counterparties, and Closings

VPP volume profiles, contract durations, delivery points, and counterparty mixes may change as we evaluate opportunities and as market conditions evolve. We may substitute counterparties, adjust contracted volumes, change delivery points, or modify timing to optimize returns and manage risk. The timing and sequence of any acquisitions will depend on the availability of financing, acceptable purchase terms, and satisfactory completion of diligence and onboarding.

Downstream Monetization and Integration

Certain VPP positions may be monetized through direct sale of physical gas at delivery points, structured financings, or integration into downstream energy or infrastructure applications. We may seek to optimize the realized value of contracted volumes through hedging, marketing arrangements, or third party offtake structures, subject to evolving market conditions and counterparty availability. There can be no assurance that any particular monetization strategy will be available or successful.

Contingencies and Flexibility

If less than the maximum number of securities offered is sold, we may reduce or defer acquisitions, increase the proportion of proceeds used for working capital, or pursue alternative financing for certain opportunities. Our plans are subject to change based on market conditions, diligence outcomes, regulatory developments, the availability and terms of financing, and other factors beyond our control. Forward looking statements are inherently uncertain and actual results may differ materially.

Status of Producer Counterparties

As of the date of this Offering Circular, the Company has not entered into any definitive purchase agreements with producer counterparties for the acquisition of VPP interests. Pursuant to the attached executed LOI which includes the purchase of up to 1100 VPP interests (totaling $83.6 million if definitive documentation and capital raise are executed fully) The Company expects to identify and pursue qualified producer counterparties following qualification of this Offering and the availability of capital from the
Offering. There can be no assurance that the Company will be able to source, negotiate, or close acquisitions of VPP interests on acceptable terms, or at all.

In a VPP structure, the Company's interest is generally a non-operating, non-cost-bearing interest in a defined volume of future production from specified wells or properties. The producer continues to operate the wells and is responsible for production costs; the Company is entitled to receive its contracted volumes (or proceeds therefrom) free of those costs, until the VPP volumes are delivered or the contract otherwise terminates.

How VPP Economics Fit into the Business

* Discounted Acquisition: The Company intends to purchase defined future natural gas volumes at negotiated discounts to prevailing or forward market prices, providing producers with upfront liquidity and the Company with structurally favorable entry economics.

=== Page 19 ===

* Third-Party Reserve and Production Review: Each VPP interest is expected to be subject to independent reservoir and production review, intended to support the reliability of expected volume and cash flow profiles.

* Debt and Equity Opportunities: The standardized, financeable nature of structured VPP cash flow streams may create opportunities for VPP GAS to secure debt or equity financing against diversified portfolios of VPP interests, potentially attracting institutional investors seeking exposure to contracted natural gas cash flows.

By acquiring natural gas at a discount through VPP structures and monetizing it at a structured valuation tied to market benchmarks, VPP GAS intends to capture the spread between acquisition cost and contracted value. This approach is designed to deliver predictable cash flow streams that can be deployed, financed, or integrated into downstream energy or infrastructure applications, generating returns for investors that are tied to natural gas markets but mediated through a structured finance discipline.

TERMS OF THE OFFERING

Common Stock We are offering 19,999,999 shares of Common Stock at a price of $1.00 per share, for gross proceeds of up to $19,999,999. There are currently 1,000 shares of common stock outstanding. If fully subscribed, the Company will have 20,000,999 shares outstanding immediately following the offering.

Use of Proceeds We estimate that the net proceeds we will receive from this offering will be approximately $17,749,999 if all Shares are sold. We plan to use the majority of the net proceeds from this offering to fund the capital needs to acquire contracted VPP interests from producers and originators and to support key
VPP GAS projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital or other corporate acquisition activities as determined by the Board of Directors.

Liquidity This is a Tier 1, Regulation A offering. The offered securities will not be listed on any securities exchange upon qualification, and VPP GAS, Inc. is a privately held company. There is no public trading market for the Shares, and there can be no assurance that any such market will develop. The Shares will be highly illiquid and investors should be prepared to hold the Shares indefinitely. Please review carefully "Risk Factors" for more information.

Risk Factors An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under "Risk Factors" in this offering circular before making an investment decision.

Subscription Period

=== Page 20 ===

The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement.
Completed and signed subscription documents shall be either mailed directly to the Company at VPP
GAS, Inc., 2436 North Federal Highway, Lighthouse Point, FL 33064, or sent via electronic correspondence to SWatkins@VPPGas.com. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions; No Revocation

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

BUSINESS

Our Company

Issuer's Business

VPP GAS, Inc. focuses on acquiring discounted volumetric production payment interests in natural gas assets and structuring those interests into standardized, financeable cash flow streams. This strategic approach mitigates risks associated with direct exploration, drilling, and operations, and instead leverages the expertise of producer counterparties who already operate productive natural gas wells. VPP GAS's model is intended to address significant pain points in upstream natural gas finance, where producers often need upfront liquidity that traditional reserve-based lending or equity capital may not efficiently

=== Page 21 ===

provide. The Company's projects focus on acquisitions that produce contracted, predictable cash flow, with structurally favorable entry economics achieved through discount-to-market pricing.

VPP GAS, Inc.'s business model capitalizes on the convergence of structured finance, energy markets, and the ongoing need for non-dilutive liquidity solutions among natural gas producers.

The Company sources VPP interests from producers seeking upfront liquidity, purchasing defined volumes of future natural gas production at negotiated discounts to prevailing or forward market prices.
These acquisitions convert uncertain, long-dated production into fixed, contracted supply positions for the
Company. VPP GAS, Inc. then structures and prices these gas volumes based on the net present value of expected future cash flows, using market-based pricing assumptions and agreed contractual terms. The duration, volume profile, and pricing framework of each VPP can vary depending on the underlying asset and counterparty objectives.

By acquiring gas at a discount and monetizing it at a structured valuation tied to market benchmarks, the
Company captures the spread between acquisition cost and contracted value. This model enables the creation of predictable cash flow streams that can be deployed, financed, or integrated into downstream energy or infrastructure applications. The primary revenue streams for VPP GAS come from the realization of VPP volumes (through physical sales, financial settlement, or assignment), with the potential for additional revenue through structured financings and downstream integration.

The Company is positioning itself as a participant in structured energy finance focused on natural gas, aligning its business objectives with broader market trends including the demand for non-dilutive producer financing and institutional appetite for contracted, asset-backed cash flows.

Issuer's Business

VPP GAS, Inc. has entered into negotiations with a series of mobile data mining operations which contemplate the potential sale of certain VPP interests to parties.

Any definitive agreements arising from these discussions are expected to be negotiated and executed on an arm's-length basis and are anticipated to contain customary protections designed to maintain the operational and financial separateness of the parties. Such protections are expected to include, among other things, prohibitions on cross-collateralization, restrictions on the commingling of funds or proceeds, and separate accounting and contractual administration.

The Company anticipates that any such transactions will be conducted on terms believed by management to be commercially reasonable and comparable to those that could be obtained from unrelated third parties, while preserving the ability of each party to pursue alternative competitive market opportunities.

Compliance with Rule 251(b)(3) and Disclosure of Targeted Entities:

Our business model contemplates that the use of proceeds will be applied toward the acquisition of VPP interests sourced from producer counterparties identified following qualification of this Offering. As of the date of this Offering Circular, the Company has not entered into any definitive purchase agreements with producer counterparties. The Company will identify and evaluate qualified producer counterparties on an ongoing basis. The Company intends to comply with Rule 251(b)(3) of Regulation A by ensuring that proceeds are applied consistent with the use-of-proceeds disclosure in this Offering Circular.

=== Page 22 ===

Furthermore, the financial statements of any acquired entities that are material to the Company's financial condition will be included in this Offering Circular, in compliance with Part F/S (b)(7) of Form 1-A. To date, no significant acquisitions have been completed that would require additional financial disclosure, but the Company is committed to providing the necessary financial information for any future acquisitions as required by the SEC.

DESCRIPTION OF PROPERTY

We do not own any plants, drilling rigs, or operating facilities. Each VPP interest acquired by the
Company will be evidenced by a definitive purchase and sale agreement and recorded, where applicable, in the appropriate state and county records as a non-operating real property interest in the underlying natural gas reserves and production. Each VPP interest may be separately assigned, pledged, or encumbered to potential debt providers, if any, at the discretion of management.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are "forward-looking statements." You can identify forward-looking statements by the use of words such as "expect," "anticipate," "estimate," "may," "will," "should," "intend," "believe," and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under "Risk Factors." We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see "Forward Looking Statements" at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

VPP GAS, Inc. is a Lighthouse Point, FL-based company that acquires discounted volumetric production payment interests in natural gas assets and structures those interests into standardized, financeable cash flow streams.

VPP GAS, Inc.'s mission is to become a leader in the structured monetization of natural gas reserves through VPP transactions. The Company executes purchase and sale agreements with natural gas

=== Page 23 ===

producers under which producers convey defined volumes of future natural gas production in exchange for upfront cash, with deliveries continuing for terms that may extend up to several years depending on the underlying asset.

VPP GAS has built a roster of collaborators, including reservoir engineering firms and structuring counsel, intended to support compliance, transparency, and disciplined pricing across its portfolio. The
Company's business model seeks capital efficiencies by purchasing contracted volumes from producers at discounts to prevailing or forward market prices, with valuation supported by independent reserve and production review.

Revenue Recognition

The Company anticipates deriving its revenue primarily from the realization of natural gas volumes contracted under its VPP interests, including direct sale of physical gas at delivery points, financial settlement, or assignment of cash flow streams to third parties. The Company will manage its financials in accordance with Generally Accepted Accounting Principles (GAAP) and report on an accrual basis to provide a comprehensive financial view for management and shareholders.

The Company plans to recognize revenue under ASC 606, Revenue from Contracts with Customers, when its performance obligations under each VPP-related sales arrangement are satisfied, generally upon delivery of natural gas to the buyer or upon settlement of financially settled instruments. The transaction price will reflect the consideration the Company expects to be entitled to receive in exchange for the contracted volumes, taking into account variable consideration where applicable. The Company will also evaluate its VPP interests under applicable accounting guidance for natural gas property interests, and may classify amounts paid to acquire VPP interests as natural gas property, as deferred receivables, or as another appropriate balance sheet category, depending on the structure of each transaction.

Costs incurred in connection with originating and structuring VPP interests, including reserve evaluation, legal, and due diligence costs, will be capitalized or expensed in accordance with applicable GAAP. The
Company will record any subsequent changes in fair value or expected recoverability of its VPP interests as required under applicable accounting standards.

The Company is conducting this Offering pursuant to Tier 1 of Regulation A, which permits unaudited financial statements prepared in accordance with U.S. GAAP. The financial statements included in this
Offering Circular are unaudited. Tier 1 Regulation A permits the use of unaudited financial statements prepared in accordance with GAAP. Based on the results of this Offering the Company anticipates it shall obtain reviewed or audited financial statements if and when required by applicable law, regulation, contractual commitment, or determination of the Board of Directors, and will engage qualified independent accountants for such purpose at that time, including PCAOB-registered firms in any instance where such registration is required.

While the Company has not yet completed third-party due diligence on each contemplated transaction, it plans to engage independent reservoir engineers and reserves auditors to confirm volumes, decline curves, and projected cash flows post-execution of each VPP. The due diligence process will utilize standard reserve evaluation methodologies and software applications designed to model natural gas production and economics in real time. These applications and analyses will:

=== Page 24 ===

* Estimate Reserves and Production: Independent engineers will provide volumetric and probabilistic estimates of recoverable reserves and forward production curves for the wells underlying each VPP interest.

* Confirm Cash Flow Generation: Estimated production volumes will be paired with applicable price benchmarks (such as Henry Hub and relevant regional indices), basis adjustments, and transportation costs to project realized cash flows.

* Validate Acquisition Pricing: The Company will compare modeled net present values to negotiated purchase prices to confirm that each VPP interest meets internal return thresholds and discount-to-market objectives.

This independent verification is intended to provide investors with greater confidence in the reasonableness of the Company's VPP acquisition pricing and expected cash flow profiles.

Results of Operations

Gross revenue: The Company is pre-revenue.

General and administrative: The Company has not hired direct employees and uses the services of individuals indicated herein.

Illustrative Operating Summary

We do not present projections. The information below is unaudited and provided for illustration only to show the general range of outcomes we have observed in VPP interests evaluated to date. Actual results may differ materially. Third-party reviews, where applicable, occur on a rolling basis following completion of a proof-of-production period.

VPP profile Annual VPP contract Third-party review
(illustrative) range timing

Representative VPP approximately $40,000 rolling, subject to interest to $200,000 per VPP completion of proof of interest, based on a production period and five year volumetric availability of commitment of natural reviewers gas, consistent with the illustrative ranges referenced elsewhere in this Offering
Circular.

Ranges reflect variability in natural gas prices, basis differentials, transportation costs, reservoir performance, and counterparty operations.

Figures are not guidance and should not be relied upon as indicative of future performance of any VPP interest or portfolio.

=== Page 25 ===

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT
EMPLOYEES

Directors and Executive Officers.

The following table sets forth the name, age, and position of our executive officers and directors.
Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name Age Position Term of Office

Stephen H. Watkins 65 Chairman Since Inception

Matthew Henderson 24 President and Secretary Since Inception

Stephen H. Watkins has served as Chairman of the Company since inception. Mr. Watkins is also Chairman and Chief Executive Officer of Entrex Carbon Market, Inc. (OTC:
NTRX) and is
associated with other private operating and holding companies involved in finance, technology, and business services activities.

Mr. Watkins is an entrepreneur with experience in the development of information technology, business services, and structured finance platforms. Over the course of his career, he has founded and managed multiple operating companies involved in logistics, technology-enabled services, and revenue-based securities structures.
Mr. Watkins is the author of Capital Can't Fund What It Can't Find, which discusses challenges associated with capital formation for private companies.

Because Mr. Watkins is involved in other business activities and entities, potential conflicts regarding the allocation of management time, strategic opportunities, or related-party matters may arise from time to time. The Company intends that any transactions involving related parties be conducted on commercially reasonable terms and subject to appropriate corporate governance procedures. The Company maintains separate books, records, accounts, and operations from other businesses and entities associated with management.

Matthew Henderson serves as President and Secretary of the Company. Mr. Henderson supports the Company's strategic relationship development and business outreach initiatives. Mr.
Henderson also participates in strategic development activities associated with the Private
Company Index, an initiative involving regional private company economic indexes developed in collaboration with members of the Dow Jones index development team.

Mr. Henderson has been recognized through nomination for Ernst & Young Entrepreneur Of The
Year and presently serves in various entrepreneurship and business development capacities affiliated with the University of Tampa, from which he graduated.

=== Page 26 ===

As the Company expands and capital resources become available, VPP GAS, Inc. anticipates adding additional operational, financial, and administrative personnel to support its growth initiatives. Certain individuals currently assisting the Company in operational and business development capacities may transition into governance, advisory, or board-level roles as management infrastructure and staffing are expanded.

Disclosure Regarding Non-Aggregation of Offering Proceeds

VPP GAS, Inc. and Entrex Carbon Market, Inc. are separate legal entities conducting independent business operations and separate securities offerings. VPP GAS, Inc. maintains separate books and records, bank accounts, contractual relationships, capitalization, accounting systems, and operational activities from Entrex Carbon Market, Inc. and its affiliates.

The business activities of VPP GAS, Inc. are focused on the acquisition and structuring of volumetric production payment ("VPP") interests in natural gas assets, which differ from the operational activities and business objectives of Entrex Carbon Market, Inc. The securities offered by VPP GAS, Inc. represent a separate investment opportunity whose performance will depend upon the operations and financial results of VPP GAS, Inc.

All proceeds from this Offering will be utilized solely for the operations, working capital, acquisitions, and business activities of VPP GAS, Inc. The Company maintains separate accounts, records, and operational controls, and Offering proceeds will not be commingled with those of any other entity. Any transactions with affiliated parties, if any, are expected to be separately documented and conducted on commercially reasonable terms.

Management believes the Company's operations, capitalization, governance, and use of proceeds are maintained independently and consistent with applicable Regulation A requirements.

For these reasons, the Company does not believe the offerings should be aggregated for purposes of the Tier 1 Regulation A offering limit.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.
Except as set forth in our discussion below in "Certain Relationships and Related Transactions," our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

=== Page 27 ===

The cash flow projection per VPP interest is an average across all VPP interests, factoring in scalability and structural optimization over time. Initial VPP transactions may generate lower cash flows due to start-up costs, structuring expenses, and early-stage portfolio formation. Subsequent VPP interests are expected to benefit from improved origination relationships, more efficient diligence, and enhanced structuring capabilities.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position Year Salary Bonus ($) Other ($) Total ($)
Ended ($)

Stephen H. Watkins, President 2026 0 0 0 0

Matthew Henderson 2026 0 0 0 0

Compensation for operators and directors of the Company may be provided through agreements with affiliated entities. Directors and Officers may have additional performance-based quotas and compensation provided exclusively at the direction of the Board of Directors, Officers or Management.

The cash flow projections are based on representative performance data from comparable producing natural gas wells and validated by third-party reservoir engineers. Key assumptions include market-consistent natural gas price assumptions, contracted volume profiles, expected basis differentials, and assumed transportation costs. These projections may be further substantiated by historical production data from the underlying wells and are adjusted for market fluctuations.

Officers and Directors:

At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting and/or expenses for the benefit of the company, decided exclusively by the
President and/or Board of Directors. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. Compensation shall be accrued by the company and paid as available.

Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Board of Directors.

Indemnification Agreements:

We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law

=== Page 28 ===

and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that
VPP GAS shall indemnify the Director or Officer who is a party to the agreement (an "Indemnitee"), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
SECURITY HOLDERS

Principal Stockholders

The following table sets forth information as to the shares of Stock beneficially owned as of the date of this Offering Circular by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive
Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

VPP GAS, Inc.

Authorized and Issued Shares

Pre Qualification and Pre Capital Raise

Stakeholder Equity Percentage

Ubiquity Capital & Intellectual Property, LLC 51% - $0 @ 510 shares Henderson Capital Holding Group, LLC 49% - $0 @ 490 shares

The Company has entered into, or intends to enter into, a management services contract with Henderson Capital
Holding Group and a separate management services contract with Ubiquity Capital & Intellectual Property, LLC.
Compensation under each management contract will be based on a small portion of the Company's revenue, payable in accordance with, and pursuant to, the "Use of Proceeds" section of this Offering Circular. There are 1,000 shares outstanding pending qualification, of which 510 shares (51%) are owned by Ubiquity Capital & Intellectual
Property, LLC and 490 shares (49%) are owned by Henderson Capital Holding Group, LLC. Ubiquity Capital &
Intellectual Property, LLC and Henderson Capital Holding Group, LLC are the only shareholders of the Company prior to the capital raise contemplated by this Offering.

=== Page 29 ===

Post Qualification and Post 100% Capital Raise

Stakeholder Equity Percentage

Ubiquity Capital & Intellectual Property, LLC 0.00255% - $0 @ 510 shares Henderson Capital Holding Group, LLC 0.00245% - $0 @ 490 shares
This Offering Shareholders 99.995% - $19,999,999 @ 19,999,999 shares Total 100% - $19,999,999 @ 20,000,999 shares

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN
TRANSACTIONS

Code of Business Conduct and Ethics

The Company may adopt a code of business conduct and ethics upon completion of the Offering

SECURITIES BEING OFFERED

The following summary is a description of the material terms of our capital stock and is not complete.
You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

The 1,000 currently outstanding shares of Common Stock are owned by the Company's founders,
Ubiquity Capital & Intellectual Property, LLC (510 shares, 51%) and Henderson Capital Holding Group,
LLC (490 shares, 49%). Ubiquity Capital & Intellectual Property, LLC contributed $10,000 in cash to the
Company for working capital and initial operating expenses. There are no Preferred shareholders.

As of the date of this Offering Circular, there are 1,000 shares of common stock currently issued and outstanding. If all 19,999,999 Shares offered hereby are sold, there will be 20,000,999 shares of common stock outstanding immediately following the Offering.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer. Our articles of incorporation and bylaws also provide that we must fully indemnify and advance reasonable expenses to our directors and officers permitted by Florida law.
We are also expressly authorized to carry directors' and officers' insurance for our directors, officers, employees, and agents for some liabilities. We currently maintain directors' and officers' insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

=== Page 30 ===

The limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary, and proposed
U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Stockholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Stockholder's particular circumstances or to Stockholders subject to special rules, including, without limitation:

* A broker-dealer or a dealer in securities or currencies;

* A Limited Liability Corporation;

* A bank, thrift or other financial institution;

* A regulated investment company or a real estate investment trust;

* An insurance company;

* A tax-exempt organization;

* A person subject to the alternative minimum tax provisions of the Code;

* A person holding the Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

* A partnership or other pass-through entity;

* A person deemed to sell the Shares under the constructive sale provisions of the Code;

* A U.S. person whose "functional currency" is not the U.S. dollar; or

* A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares in this offering for cash and that hold the Shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

=== Page 31 ===

As used herein, "U.S. Holder" means a beneficial owner of the Shares that is, for U.S. federal income tax purposes:

* an individual who is a citizen or resident of the U.S.;

* a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of
Columbia;

* an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

* a trust (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S.
persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or that any such position would not be sustained.

Investors should also be aware that VPP interests held by the Company may be treated for U.S. federal income tax purposes in a manner specific to natural gas property interests, including potential application of depletion deductions and rules applicable to production payment transactions. The tax characterization of any particular VPP interest will depend on its specific structure and on applicable law, and prospective investors should consult their own tax advisors regarding the tax consequences of the Company's activities.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of
1933, as amended, with respect to the Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Company is conducting this Offering pursuant to Tier 1 of Regulation A and, as a Tier 1 issuer, will not be subject to the periodic and current reporting requirements of the Securities
Exchange Act of 1934, as amended, as a result of this Offering. The Company will comply with all reporting and filing obligations applicable to Tier 1 Regulation A issuers, including the filing of a Form
1-Z exit report following termination or completion of the Offering, and any reporting required by the

=== Page 32 ===

states in which the Offering is qualified. The SEC maintains an Internet website that contains the Offering
Statement and other information that issuers file electronically with the SEC. The address of this site is www.sec.gov.

FINANCIALS

The Company is privately held and is conducting this Offering pursuant to Tier 1 of Regulation A, which permits the inclusion of unaudited financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). The financial statements that follow are unaudited. The
Company will obtain reviewed or audited financial statements only if and when required by applicable law, regulation, or determination of the Board of Directors.

VPP GAS, Inc
Balance Sheet
STATEMENTS ARE UNAUDITED

As of
May 1, 2026
(Inception)
ASSETS

Current Assets
Cash and equivalents $ 0
-
Other receivable -
Total Current Assets -

Other Assets
Investment in equity -
Total Assets $ -

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expense $ 0
$
Total current liabilities 0

Non-Current liabilities
Notes payable - related parties -

=== Page 33 ===

Accrued interest -
$
Total Liabilities 0

Stockholders' equity
$
Common Stock and APIC 10,000
Stock subscription receivable -
$
Retained earnings (10,000)
$
Total stockholders' equity 0

Total liabilities and stockholders' equity $ 0

F-3

VPP GAS, Inc
Statement of Operations
Thru May 1, 2026
STATEMENT IS UNAUDITED

Revenue $ -
-

Operating Expenses 10,000

Total operating expenses 10,000

Net operating loss -10,000

Other Income / (Expenses)
Interest income -
Interest expense -
Total other income -
Net loss before taxes -

Provision for taxes -
Net loss $ -10,000

F-4

=== Page 34 ===

VPP GAS, Inc.
Statements of Stockholders' Equity
STATEMENT IS UNAUDITED

Stock
subscriptio
Common Stock n Retained
Amount
Shares ($) receivable earnings Total

Balance as of
May 1, 2026
(Inception) 1,000 $10,000 $ $10,000

Net loss $ (10,000) $ (10,000)
Ending Balance 1,000 $10,000 $ (10,000) 0

F-5

VPP GAS, Inc.
Statements of Cash flows
STATEMENT IS UNAUDITED

May 1, 2026 (At Inception)

Net loss $ ($10,000 )
Cash flows from operating activities

=== Page 35 ===

Changes in operating assets and liabilities:
Net cash used in operating activities ($10,000)

Cash flows from investing activities
Note receivable - related party -
Net cash used in investing activities -

Cash flows from financing activities
Stock issuance $10,000
Notes payable - related parties -
Net cash provided by financing activities $10,000

Net change in cash -
Cash at beginning of period 0
Cash at end of period $ 0

NOTE 1: BUSINESS

VPP GAS, Inc.'s mission is to acquire discounted volumetric production payment interests in natural gas assets and structure those interests into standardized, financeable cash flow streams. This strategic approach mitigates the operational and exploration risks associated with direct natural gas development by leveraging the operational expertise of producer counterparties. VPP GAS's innovative model addresses significant pain points in upstream finance for producers needing upfront liquidity, while offering investors structured exposure to contracted natural gas cash flows.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company recognizes revenue from its VPP-related activities when the performance obligations under each sales arrangement are satisfied and control of the natural gas (or proceeds therefrom) is transferred to the customer or counterparty, consistent with Generally Accepted Accounting Principles (GAAP).
Revenue is measured based on the transaction price expected to be received from customers. The
Company follows the guidance provided under ASC 606 for revenue recognition, which aligns revenue with the satisfaction of contractual performance obligations.

The Company also complies with GAAP in its accounting for natural gas property interests and follows applicable principles for the initial recognition and subsequent measurement of VPP interests, including capitalization of acquisition costs, depletion or amortization where appropriate, and impairment testing as required.

For tax purposes, the Company follows Internal Revenue Code guidelines applicable to natural gas property interests and structured energy transactions, and adheres to applicable federal and state tax laws.

The accompanying financial statements of VPP GAS, Inc. have been prepared by our internal accountant in accordance with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the Securities and Exchange Commission ("SEC"). In the opinion of management, the statements represent a fair presentation of financial position presented have been reflected herein.

Revenue Recognition

=== Page 36 ===

The Company had no revenue since incorporation. Revenue shall commence upon the closing and performance of the targeted VPP interests.

The Company intends to derive its revenue primarily from the realization of contracted natural gas volumes under VPP interests, including direct sales of physical gas, financial settlement, and assignment of cash flow streams.

The Company has adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with
Customers, Topic 606, along with all subsequent ASUs that modified ASC 606. The implementation of this new standard had no material impact on the measurement or recognition of revenue for the current or prior periods presented. Contracts are valued at agreed pricing terms at inception, which may include fixed pricing, indexed pricing, or other variable consideration components addressed under ASC 606. In applying judgment, the Company considers customer expectations of performance, materiality, and the core principles of Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with
Customers.

The Company recognizes revenue from any participation or origination fees under ASC 606 at a point in time when the right to consideration becomes unconditional and the Company has no remaining performance obligations. Generally, the Company invoices customers for such fees once these conditions are met.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which these differences are expected to affect taxable income. Deferred income taxes are also recognized for carryforward losses that can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized.

The Company evaluates its valuation allowance requirements based on projected future operations, including the expected performance of its VPP interests. When circumstances change and lead to a shift in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic earnings (loss) per common share is computed based on the weighted average number of shares of all classes of common stock outstanding during the period. Diluted earnings per common share is

=== Page 37 ===

computed based on the weighted average number of common shares outstanding during the period increased, when applicable, by dilutive common stock equivalents. When the Company has a net loss, dilutive common stock equivalents are not included as they would be anti-dilutive.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740):
Simplifying the
Accounting for Income Taxes, which is part of the FASB's initiative to reduce complexity in accounting standards. The ASU eliminates certain exceptions to the general principles of ASC 740, Income Taxes, and simplifies income tax accounting in several areas. The standard is effective for fiscal periods beginning after December 15, 2020, with early adoption permitted. The Company has adopted this ASU.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date of this Offering Circular.

The Company is not aware of any events or transactions that would impact the financial statements.

NOTE 4: LIQUIDITY AND GOING CONCERN

The Company has been established for the benefit of potential investors with the intent to acquire VPP interests in producing natural gas assets.

The Company has evaluated its ability to continue as a going concern in accordance with ASC 205-40-50.
As of the date of this Offering Circular, the Company reported no cash and no operations. In light of this, management acknowledges that there are significant risks regarding the Company's ability to meet its obligations over the next 12 months. However, management is actively seeking financing through this offering and other capital sources, such as related party transactions and institutional funding, to ensure the Company can continue its operations. Without sufficient funding from the offering or alternative financing sources, the Company may face difficulties in sustaining its operations as a going concern.

Legal Proceedings

The Company is not presently a party to any legal proceedings.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lighthouse Point, Florida on the date set forth below.

VPP GAS, Inc.

By: /s/ Stephen H. Watkins, Chairman

=== Page 38 ===


=== Page 39 ===

By-Laws

BY-LAWS OF VPP GAS, Inc.

ARTICLE I, OFFICES

Section 1. The registered office of VPP GAS, Inc. (the "Corporation") shall be in the City of Lighthouse
Point, County of Broward, State of Florida. The Corporation may also have offices at such other places both within and outside the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II, STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Florida, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of
Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing
Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board and shall be called by the
Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws.

Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required.

Section 7. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of stock entitled to

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vote on such matter or matters having not less than the minimum number of votes that would be
necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter or matters were present and voted.

ARTICLE III, DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these
By-Laws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than one (1) and not more than ten (10) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office, though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida.

Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board.
Special meetings shall be called by the Secretary on the written request of any two Directors.

Section 7. Quorum. At all meetings of the Board, a minimum of two Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.

Section 8. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these
By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation of
Directors, which may include their expenses, if any, of attendance at each meeting of the Board of
Directors or of a committee.

ARTICLE IV, OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the
Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

Section 4. President. During any period when there shall be an office of Chairman of the Board, the
President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the chief executive officer of the Corporation.

Section 5. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the
Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the
Chairman of the Board or the President.

ARTICLE V, CERTIFICATES OF STOCK

Section 1. Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore

=== Page 42 ===

issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe.

ARTICLE VI, INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 2. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation.

Section 3. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by such person in any such capacity.

ARTICLE VII, GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of
Directors.

Section 2. Corporation Seal. The corporate seal, if any, shall be in such form as may be approved from time to time by the Board of Directors.

Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4. Books. The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation.

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ARTICLE VIII, AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of
Directors. The fact that the power to amend, alter, repeal or adopt these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers if granted by statute.

=== Page 44 ===

Appendix A, Terms Clarification

Term Clarification

VPP Interest A "VPP interest" is a volumetric production payment, generally a non-operating, non-cost-bearing interest entitling the holder to receive a defined volume of future natural gas production (or proceeds therefrom) from specified wells or properties, until the contracted volumes are delivered or the contract otherwise terminates.

Underlying Asset The natural gas wells, leases, or properties from which contracted VPP volumes are produced and delivered. The producer counterparty retains operational control of the underlying asset.

Producer Counterparty A natural gas producer that conveys a VPP interest to the Company in exchange for upfront cash. The producer continues to operate the underlying wells and is responsible for production costs.

Delivery Point The contractually specified location, typically a gathering or pipeline interconnect, at which contracted volumes are delivered or measured for purposes of settlement.

Proof of Production (POP) A defined test period during which actual production performance is measured against expected volumes prior to finalization of the purchase price for a VPP interest.

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Attachment A, Executed VPP LOI

As of the date of this Offering Circular, the Company has entered into a non-binding framework Letter of Intent relating to potential VPP acquisition opportunities. No definitive purchase agreements have been executed, and any transactions remain subject to due diligence, financing availability, reserve review, and negotiation of final terms.

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